STATEMENT OF COMPUTATION OF EARNINGS                            EXHIBIT 12(A)
TO FIXED CHARGES


                                        Three Months
                                       Ended March 31,
(dollars in thousands)                 2001          2000         2000          1999          1998         1997          1996
                                 ---------------     ----         ----          ----          ----         ----          ----

EARNINGS, INCLUDING INTEREST
  ON DEPOSITS (1)
     Income before income taxes     $ 160,297   $   304,726   $ 1,221,527   $ 1,178,762   $ 1,003,572   $   907,792   $   751,786
     Fixed charges                    432,333       391,956     1,785,300     1,260,186     1,273,671     1,301,146     1,234,431
                                    ---------   -----------   -----------   -----------   -----------   -----------   -----------

                                    $ 592,630   $   696,682   $ 3,006,827   $ 2,438,948   $ 2,277,243   $ 2,208,938   $ 1,986,217
                                    =========   ===========   ===========   ===========   ===========   ===========   ===========


FIXED CHARGES (1)
     Interest expense               $ 428,168   $   387,824   $ 1,768,979   $ 1,244,279   $ 1,258,151   $ 1,286,264   $ 1,218,556
     Portion of net rental
         expense estimated to be
         representative of the
         interest factor                4,165         4,132        16,321        15,907        15,520        14,882        15,875
                                    ---------   -----------   -----------   -----------   -----------   -----------   -----------

                                    $ 432,333   $   391,956   $ 1,785,300   $ 1,260,186   $ 1,273,671   $ 1,301,146   $ 1,234,431
                                    =========   ===========   ===========   ===========   ===========   ===========   ===========

 Consolidated ratio of
     earnings to fixed charges
     (including interest
     on deposits)                        1.37          1.78          1.68          1.94          1.79          1.70          1.61
                                    =========   ===========   ===========   ===========   ===========   ===========   ===========


EARNINGS, EXCLUDING INTEREST
  ON DEPOSITS (1)
     Income before income taxes     $ 160,297   $   304,726   $ 1,221,527   $ 1,178,762   $ 1,003,572   $   907,792   $   751,786
     Fixed charges                    160,406       189,060       829,132       565,875       535,180       555,095       484,341
                                    ---------   -----------   -----------   -----------   -----------   -----------   -----------

                                      320,703       493,786     2,050,659     1,744,637     1,538,752     1,462,887     1,236,127
                                    =========   ===========   ===========   ===========   ===========   ===========   ===========


FIXED CHARGES (1)
     Interest expense                 428,168       387,824     1,768,979     1,244,279     1,258,151     1,286,264     1,218,556
     Less: Interest on deposits      (271,927)     (202,896)     (956,168)     (694,311)     (738,491)     (746,051)     (750,090)
     Portion of net rental
         expense estimated to be
         representative of the
         interest factor                4,165         4,132        16,321        15,907        15,520        14,882        15,875
                                    ---------   -----------   -----------   -----------   -----------   -----------   -----------

                                                         $160,406   $189,060   $829,132   $565,875   $535,180  $555,095   $484,341
                                                         ========   ========   ========   ========   ========  ========   ========


 Consolidated ratio of earnings to fixed charges
     (excluding interest on deposits)                        2.00       2.61       2.47       3.08       2.88      2.64       2.55
                                                         ========   ========   ========   ========   ========  ========   ========

* The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges are defined as interest expense and the portion of net rental expense estimated to be representative of the interest factor.

(1)  As defined in Item 503 (d) of regulation S-K.


 Rental Expense
     CMA                                                                         38,883     39,421     38,678    37,795     40,678
     Imperial                                                                    10,085      8,304      7,888     6,856      6,952
                                                         --------   --------   --------   --------   --------  --------   --------
 Rental Expense                                            12,495     12,398     48,968     47,725     46,566    44,651     47,630
 Factor deemed to be interest                              0.3333     0.3333     0.3333     0.3333     0.3333    0.3333     0.3333
                                                         --------   --------   --------   --------   --------  --------   --------
 Portion of net rental expense estimated to be
     representative of the interest factor                  4,165      4,132     16,321     15,907     15,520    14,882     15,875